Exhibit 10.8

CLIFFORD CHANCE	CLIFFORD CHANCE PTE LTD

EXECUTION VERSION

DATED THE 15th DAY OF JULY 2019

Between

KBS REIT PROPERTIES III LLC

as the Lender

and

Merrill Lynch (Singapore) Pte. Ltd.
as the Borrower

________________________________________________________________

UNIT LENDING AGREEMENT
in relation to
22,727,000 units representing undivided interests in Prime US REIT
________________________________________________________________

537518-4-8567-v1.2	17-40684037

537518-4-8567-v1.2	17-40684037

THIS AGREEMENT is made on 15 July 2019 BETWEEN:

(1)
KBS REIT Properties III LLC, a limited liability company organised under the laws of the State of Delaware, whose registered office is at Registered Agent Solutions, Inc. 9E Loockerman Street, Suite 311 Dover, DE, Kent County 19901, USA (the "Lender"); and

(2)	Merrill Lynch (Singapore) Pte. Ltd., a company incorporated in Singapore and having its principal place of business at 50 Collyer Quay #14-01, OUE Bayfront, Singapore 049321 (the "Borrower"),
(the Lender and the Borrower shall be referred to collectively as the "parties" and each individually referred to as a "party").
WHEREAS:

(A)
Prime US REIT was constituted by a trust deed dated 7 September 2018, as amended and supplemented, made between KBS US Prime Property Management Pte. Ltd. as manager of Prime US REIT (the "Manager") and DBS Trustee Limited as trustee of Prime US REIT (the "Trustee") and is authorised as a collective investment scheme under Section 286 of the Securities and Futures Act, Chapter 289 of Singapore. The Manager is a company incorporated in Singapore on 26 July 2018 under the Companies Act (as defined below).

(B)
In connection with the Offering (as defined below) and listing of units representing undivided interests in Prime US REIT on the SGX-ST (as defined below), the Lender has granted the Joint Bookrunners (as defined below) an over-allotment option exercisable by the Borrower in consultation with the Joint Bookrunners, in full or in part, on one occasion, to borrow up to an aggregate of 22,727,000 Units (the "Borrowed Units") representing not more than 6.8% of the total Offering Units (as defined below), solely to cover the over-allotment of Units.

(C)
On 11 February 2019, the SGX-ST confirmed in a letter, the validity of which was extended in a letter dated 7 May 2019 (the "Eligibility Letter") that Prime US REIT was eligible for a listing on the Main Board of the SGX-ST and approved the quotation and dealing of, inter alia, all the Units comprised in the Offering, the KBS Units, the Cornerstone Units, all Units which will be issued to the Manager from time to time in full or part payment of the Manager's fees and all the Units which may be issued from time to time for full or part payment of the property manager's fees on the Main Board of the SGX-ST, subject to the terms and conditions as set out in the Eligibility Letter.

(D)	The Borrower is the stabilising manager in respect of the Offering on the terms and conditions described in the Prospectus (as defined below).

(E)
The Borrower wishes to borrow up to an aggregate of 22,727,000 Units from the Lender and the Lender has, at the Borrower’s request, agreed to lend to the Borrower such number of Units that is needed to cover over-allotment of Units (if any), subject to the terms and conditions of this Agreement.

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(F)
In consideration of the payment of S$1.00 to the Lender (the receipt and the sufficiency of which is hereby acknowledged), the Borrower and the Lender have agreed to enter into unit borrowing and lending transactions subject to the terms and conditions of this Agreement.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.	DEFINITIONS

1.1	In this Agreement unless the context otherwise requires:
"Affiliate" has the meaning given to it by Rule 501(b) of the United States Securities Act of 1933, as amended.
"Authority" means the Monetary Authority of Singapore;
"BHC Act Affiliate" has the meaning assigned to the term "affiliate" in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).
"Borrowing Request" means the request made by the Borrower to the Lender (in writing substantially in the form attached to this Agreement as Schedule 1) in respect of a proposed borrowing of Units pursuant to Clause 2 specifying the amount of such Units and the Settlement Date;
"Borrowed Units" means up to an aggregate of 22,727,000 Units (representing not more than 6.8% of the total Offering Units) to be issued pursuant to the exercise of the Over-Allotment Option;
"Business Day" means any day other than a Saturday, a Sunday, a legal or gazetted holiday or a day on which the SGX-ST is not open for trading or banking institutions or trust companies are authorised or obligated by law to close in Singapore;
"CDP" means The Central Depository (Pte) Limited;
"Companies Act" means Companies Act, Chapter 50 of Singapore;
"Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
"Encumbrances" means any and all claims, charges, mortgages, liens, encumbrances, options (of any kind or nature), equities, powers of sale, hypothecations, voting trusts, agreements concerning or relating to voting, proxies, retention of title, transfer restrictions, right of pre-emption, right of first refusal, right of first offer, drag-along rights, tag-along rights, or other third party right or security interest of any kind or an agreement, understanding, arrangement or obligation to create any of the foregoing;
"Equivalent Securities" means Units of an identical type, description and amount (including all substitutions therefor, all additions and accretions thereto and all distributions, options and other rights arising therefrom and attaching thereto) as the Loan Securities and if applicable, includes any certificates and other documents of or evidencing title thereto and transfer thereof;

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"Event of Default" has the meaning ascribed to it in Clause 8.1;
"Income" has the meaning ascribed to it in Clause 4.3;
"Joint Bookrunners" means DBS Bank Ltd., Merrill Lynch (Singapore) Pte. Ltd., China International Capital Corporation (Singapore) Pte. Limited, Credit Suisse (Singapore) Limited, Maybank Kim Eng Securities Pte. Ltd. and Oversea-Chinese Banking Corporation Limited;
"Loan" means the loan of Loan Securities under this Agreement;
"Loan Securities" means the Borrowed Units delivered or to be delivered under the Loan and, if applicable, includes any certificates and other documents of or evidencing title and transfer thereof.
"Market Value" with respect to the Equivalent Securities, means the amount it would cost the Lender to purchase a like amount of such securities at such time when the Lender makes a claim for Equivalent Securities on the principal market for such securities, plus all brokers’ fees, commissions, clearing fees, stamp duty, other transfer tax and all other costs, fees and expenses (if any) that would be reasonably incurred in connection with such purchase;
"Offering" means the offering of the Offering Units, pursuant to and in accordance with the terms of the Singapore Offer Agreement and the Placement Agreement, by the Manager;
"Offering Units" means the 335,203,200 Units which are subject of the Offering (assuming the Over-Allotment Option is not exercised);
"Offering Price" means US$0.88 per Unit;
"Over-Allotment Option" means the option granted to the Joint Bookrunners by the Lender, exercisable by the Borrower, in its capacity as stabilising manager, (or persons acting on behalf of the stabilising manager) in consultation with the Joint Bookrunners, in full or in part, on one or more occasion, to subscribe for the Borrowed Units at the Offering Price, representing not more than 6.8% of the total number of Offering Units from the date of commencement of trading in the Units on the SGX-ST until the earlier of (i) the date falling 30 days thereafter, or (ii) the date when the Borrower (or persons acting on behalf of the Borrower) has bought on the SGX-ST an aggregate of 22,727,000 Units, representing not more than 6.8% of the total Offering Units, solely to cover the over-allotment of Units in connection with the Offering;
"Placement Agreement" means the placement agreement entered into on 15 July 2019 among the Manager, KBS Asia Partners Pte. Ltd., KBS Realty Advisors LLC, PBren Investments, L.P., Schreiber Real Estate Investments, L.P., the Unit Lender and the Joint Bookrunners in relation to the Placement Tranche;
"Prospectus" means the prospectus dated 8 July 2019 issued (including the application forms accompanying the prospectus) in connection with the Offering, including any appendices and exhibits thereto;

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"Settlement Date" has the meaning ascribed to it in Clause 3.1;
"SGX-ST" means Singapore Exchange Securities Trading Limited;
"Singapore Offer Agreement" means the Singapore offer agreement entered into on 8 July 2019 among the Manager, KBS Asia Partners Pte. Ltd., KBS Realty Advisors LLC, PBren Investments, L.P., Schreiber Real Estate Investments, L.P. and the Joint Bookrunners in relation to the Public Offer;
"Termination" means termination of the Loan as specified in Clause 7;
"Termination Date" means the earlier of (i) the date falling 30 days from the date of commencement of trading of the Units on the SGX-ST, and (ii) the date when the Borrower (or persons acting on behalf of the Borrower) has bought on the SGX-ST, an aggregate of 22,727,000 Units, representing not more than 6.8% of the total Offering Units to undertake stabilising actions;
"Underwriting Agreements" means the Singapore Offer Agreement and the Placement Agreement;
"Units" mean units representing undivided interests in Prime US REIT; and
"U.S. Special Resolution Regime" means each of (a) the U.S. Federal Deposit Insurance Act and the regulations promulgated thereunder and (b) Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

1.2
Notwithstanding the use of the expressions such as "borrow", "deliver", "lend" and "re-deliver", which are used to reflect terminology used in the market for transactions of the kind provided for in this Agreement, title to the Loan Securities shall pass from one party to another as provided for in this Agreement, the party obtaining such title being obliged to re-deliver Equivalent Securities, including title to Equivalent Securities in accordance with Clause 7.

1.3	All headings appear for convenience only and shall not affect the interpretation hereof.

1.4	References to Clauses and Sub-clauses are to clauses and sub-clauses of this Agreement.

1.5	Any capitalised term not defined in this Agreement shall have the meaning ascribed to it in the Underwriting Agreements.

2.	LOAN OF UNITS

2.1
Subject to the terms and conditions of this Agreement, the Borrower may, at its discretion, send the Borrowing Request to the Lender to borrow Loan Securities from the Lender. The Lender shall, upon receipt of the Borrowing Request from the Borrower no later than four (4) Business Days prior to the Settlement Date, lend the number of Units requested and the Borrower shall borrow such number of Units from the Lender on such Settlement Date solely to cover the over-allotment of Units in connection with the Offering (if any). For the avoidance of doubt, only one (1)

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Borrowing Request may be made, and any subsequent Borrowing Request shall be subject to (a) the prior written consent of the Lender (such consent not to be unreasonably withheld or delayed), and (b) such subsequent Borrowing Request being delivered to the Lender no later than four (4) Business Days prior to the Settlement Date. The Borrowing Request may only be given on a Business Day, and if given later than 5.00 p.m. (Singapore time) on any Business Day shall be deemed to have been given on the Business Day immediately following such Business Day.

2.2	The aggregate number of Units which the Borrower may borrow under this Agreement shall not exceed the total number of Units available under the Over-Allotment Option.

2.3	Except as provided under Recital (F) and Clause 5, the Borrower and the Lender agree that no fees and no collateral will be payable by the Borrower in connection with any Loan under this Agreement.

2.4
Notwithstanding the provisions in this Agreement with respect to when the Loan occurs, the Loan hereunder shall not occur until such Loan Securities in respect of the Borrowing Request shall have been delivered to the Borrower in accordance with Clause 3.

2.5
The Lender agrees that the Borrower is irrevocably authorised, subject to all applicable laws and regulations, to delegate all or any of its relevant rights, duties, powers and discretions (which rights, duties, powers and discretions shall at all times be exercised in accordance with the provisions of this Agreement) in such manner and on such terms as it thinks fit (with or without formality and without prior notice of any such delegation being required to be given to the Lender) to any one or more of its Affiliates, provided that the Borrower shall continue to be bound by the terms of this Agreement and shall remain liable under this Agreement for all acts and omissions of any Affiliate in breach of this Agreement to which it delegates any such rights, duties, powers or discretions.

3.	DELIVERY OF LOAN SECURITIES

3.1
Subject to each of the Underwriting Agreements not having been terminated pursuant to the terms thereof on or prior to the date of admission of Prime US REIT to the Official List of the SGX-ST (the "Listing Date"), upon receipt of a Borrowing Request in accordance with Clause 2.1, the Lender shall deliver such number of Loan Securities specified in the Borrowing Request to the Borrower no later than 12.00 noon (Singapore time) (or such other time as the parties may agree) on the Listing Date (the "Settlement Date") by:

(a)	causing the Loan Securities to be debited from the Lender's CDP accounts and credited to the CDP account(s) notified to the Lender by the Borrower; or

(b)	any other method of delivery as shall be agreed upon by both parties.

3.2
The Borrower shall notify the Lender of the details of the CDP account(s) that the Loan Securities are to be credited to prior to or together with the delivery of any Borrowing Request made pursuant to Clause 2.1.

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3.3	Notwithstanding the foregoing, delivery of the Loan Securities shall be made in such manner as shall be effective to give the Borrower full right, title and interest in the Loan Securities.

4.	RIGHTS AND TITLE

4.1	The parties hereto shall execute and deliver all necessary documents and give all necessary instructions to procure that all right, title and interest in:

(a)	(in the case of the Lender) any Loan Securities borrowed pursuant to Clause 2; and

(b)	(in the case of the Borrower) any Equivalent Securities re-delivered pursuant to Clause 7;
shall pass from one party to the other on delivery or re-delivery of the same (as the case may be) in accordance with this Agreement, free from all Encumbrances. In the case of Loan Securities or Equivalent Securities, title to which is registered in a computer-based system that provides for the recording and transfer of title to the same by way of book entries, delivery and transfer of title shall take place in accordance with the rules and procedures of such system as in force from time to time. The party acquiring such right, title and interest shall have no obligation to return or re-deliver any of the assets so acquired but, in so far as any Loan Securities are borrowed, such party shall be obliged, subject to the terms of this Agreement, to re-deliver Equivalent Securities.

4.2
Where any right to vote in respect of any Loan Securities arises or rights relating to conversion, sub-division, consolidation or pre-emption, rights arising under a takeover offer, or rights requiring election by the holder for the time being, in respect of any Loan Securities become exercisable prior to the re-delivery of the Equivalent Securities, the Borrower shall, only to the extent that it retains control over or has possession of such Loan Securities, arrange for such rights in respect of the Loan Securities to be exercised in accordance with the instructions of the Lender (in respect of the Loan Securities), provided that the Lender must notify the Borrower of its instructions in writing no later than seven Business Days prior to the latest time upon which such votes are exercisable or for the exercise of the right or as otherwise notified by the Borrower to the Lender. For the avoidance of doubt, the Borrower shall not be obliged to exercise the votes or make the election in respect of a number of Loan Securities greater than (a) the number so lent to it by the Lender, or (b) the number of such Loan Securities that the Borrower retains control over or is in possession of (provided that any cessation of control over or possession of any Loan Securities shall be solely for the purpose of covering over-allotments of Units in connection with the Offering), whichever is less. For the avoidance of doubt, the parties agree that subject as hereinbefore provided, any voting rights attaching to or

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election of rights in respect of the Loan Securities and/or the Equivalent Securities shall be exercisable by the persons in whose name they are registered.

4.3
The Lender shall be entitled to receive such amounts as are equal to all interest, dividend or other distribution or payment of any kind whatsoever ("Income") on or in respect of the Loan Securities for the record dates which occur during the term of the Loan and are received by the Borrower. Any cash Income on or in respect of the Loan Securities, which the Lender is entitled to receive pursuant to this clause shall be paid to the Lender by the Borrower, if received by the Borrower, no later than seven Business Days after the date of receipt by the Borrower of the same subject to the Lender having provided full payment details to the Borrower, or such other date as the Lender and the Borrower may from time to time agree. Non-cash Income on the Loan Securities which are received by the Borrower shall be added to the Loan Securities and shall be considered as such for all purposes, except that if the Loan has terminated, the Borrower shall deliver such non-cash Income to the Lender no later than seven Business Days after the date of receipt by the Borrower.

5.	DUTIES, COST AND EXPENSES

5.1
For the avoidance of doubt, the Lender shall not be responsible for income taxes payable by the Borrower in connection with its role as stabilising manager in respect of the Offering or arising out of or in connection with the transactions contemplated in this Agreement.

6.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS

6.1	Each of the Lender and the Borrower warrants and represents that:

(a)
it is duly incorporated, established, organised or constituted (as the case may be) and validly existing under the laws of its country or state of incorporation, establishment, organisation or constitution (as the case may be);

(b)	it has the power to execute and deliver this Agreement;

(c)	it has the power to enter into the Loan contemplated hereby and to perform its obligations hereunder;

(d)
all actions, conditions and things required to be taken, fulfilled and done (including the obtaining of any necessary consents and authorisations) in order to (i) enable it to lawfully enter into, execute and deliver, exercise its rights and power and comply with its obligations under this Agreement, and (ii) to ensure that those obligations are legal, valid, legally binding and enforceable, have been taken, fulfilled and done; and

(e)	this Agreement constitutes its legal, valid and binding obligations, enforceable in accordance with its terms (subject to bankruptcy, insolvency and similar

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laws of general applicability relating to or affecting creditors rights and to general principles of equity); and

(f)
in the case of the Lender, as to all Loan Securities, (i) it will on the Settlement Date be absolutely entitled to pass full legal and beneficial ownership of such Loan Securities provided by it hereunder to the Borrower free and clear of all Encumbrances, (ii) the Loan Securities shall rank in all respects pari passu with all Units existing as at the Settlement Date and will be fully paid-up or credited as fully paid-up, (iii) no other person has or shall have any pre-emptive or similar rights over the Loan Securities, (iv) it is an accredited investor within the meaning of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA") at the time the Lender delivers the Loan Securities to the Borrower, and will continue to be an accredited investor within the meaning of the SFA through the entire duration of the Loan, and (v) with respect to its ownership of the Units, it shall be in compliance with all applicable laws and regulations in Singapore and elsewhere, and with the rules of the SGX-ST.

6.2
Each party accepts liability as principal with respect to its obligations hereunder. For the avoidance of doubt, the Lender shall not be liable for any loss, or entitled to any profit made by the Borrower arising from any over-allotment or stabilisation undertaken by the Borrower (in its capacity as stabilising manager) as contemplated under the Placement Agreement.

6.3
Each party represents and warrants (with respect to itself) that the execution, delivery and performance by it of this Agreement and the Loan will to its knowledge comply with all applicable laws, rules and regulations including those of the SGX-ST, the CDP and the Authority.

6.4	The Borrower warrants and represents to the Lender that :-

(a)	all Loan Securities will be used by the Borrower solely for the purpose of covering over-allotments of Units in connection with the Offering;

(b)	it is absolutely entitled to pass full legal and beneficial title to all Equivalent Securities provided by it hereunder to the Lender, fully paid-up and free and clear of all Encumbrances; and

(c)
the Equivalent Securities shall rank in all respects pari passu with all Units existing as at the date the Equivalent Securities are re-delivered and will be fully paid-up or credited as fully paid up and no other persons will have any pre-emptive or similar rights over such Equivalent Securities.

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6.5
Each party further represents and warrants that each of the representations and warranties contained in Clauses 6.1, 6.3 and 6.4 (as the case may be) will, in respect of itself, be true and accurate in all respects throughout the duration of the Loan.

7.	TERMINATION OF THE LOAN AND RE-DELIVERY OF THE EQUIVALENT SECURITIES

7.1
The Loan may be terminated by the Borrower at any time upon giving not less than one (1) Business Day’s notice of the Termination to the Lender provided always that Termination by the Borrower shall not occur after the Termination Date. The Loan, if not terminated earlier by the Borrower, shall automatically terminate on (a) the termination of any of the Underwriting Agreements, or (ii) the Termination Date, whichever is earlier.

7.2
In the event the Loan is terminated by the Borrower, the Borrower shall re-deliver, or procure the re-delivery of, the Equivalent Securities (in the same quantity as that set out in the Borrowing Request to the Lender) which, for the avoidance of doubt, shall include any Income made on the Loan Securities due and outstanding (and which have not yet been delivered to the Lender under Clause 4.3) to the CDP account of the Lender, or by such other means that the parties may agree in writing, not later than the date falling three (3) Business Days (or as otherwise agreed in writing between the Borrower and the Lender) after the date of Termination indicated in the notice of Termination given by the Borrower to the Lender pursuant to Clause 7.1.

7.3
In the event that the Loan is not terminated by the Borrower, and is terminated on the Termination Date, the Borrower shall re-deliver, or procure the re-delivery of, all Equivalent Securities which, for the avoidance of doubt, shall include any Income made on the Loan Securities due and outstanding (and which have not yet been delivered to the Lender under Clause 4.3) to the CDP account of the Lender, or by such other means that the parties may agree in writing, not later than the date falling four (4) Business Days (or as otherwise agreed in writing between the Borrower and the Lender) after the Termination Date.

7.4	The re-delivery to the Lender of the Equivalent Securities under this Agreement may be effected by:

(a)	the Borrower causing the Equivalent Securities to be credited to the Lender’s account with CDP and such crediting shall result in notice of the transaction being given to the Lender; or

(b)	any other method of delivery as shall be agreed upon in writing by both parties.
The Lender shall accept such re-delivery of all (and not some only) of the Equivalent Securities as full and final settlement of the Loan.

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7.5
The Equivalent Securities shall rank in all respects pari passu with all existing Units as at the date the Equivalent Securities are re-delivered and shall be re-delivered to the Lender fully paid-up and free and clear from all Encumbrances. For the avoidance of doubt, such Equivalent Securities shall include any non-cash distribution made on the Loan Securities due and outstanding.

7.6
(a)    The Lender shall be entitled to terminate the Loan and to call for re-delivery of all or any Equivalent Securities at any time by giving seven (7) days’ notice on any Business Day. The Borrower shall re-deliver such Equivalent Securities on or before the expiry of such notice period in accordance with the Lender’s instructions.

(b)
The Lender and the Borrower acknowledge that the Borrower agrees to the Lender having the right under this Clause 7.6 in order to address the Lender’s concerns that it is not deemed, under the Singapore Code on Take-overs and Mergers, to have disposed of the Loaned Securities when it lends them to the Borrower or to have acquired Equivalent Securities when they are returned to the Lender by the Borrower under this Agreement.

8.	EVENTS OF DEFAULT

8.1	Each of the following events shall constitute an Event of Default under this Agreement:

(a)	in relation to the Borrower only, if Equivalent Securities shall not be delivered to the Lender in accordance with this Agreement following Termination;

(b)	in relation to the Borrower only, if the Borrower fails to make payment of Income in accordance with Clause 4.3;

(c)	if the Borrower or the Lender ceases or threatens to cease carrying on its core business prior to the re-delivery of the Equivalent Securities;

(d)
if the Borrower or the Lender makes a general assignment for the benefit of its creditors, or admits in writing its inability to pay its debts as they become due and payable, or files a petition in bankruptcy or is adjudicated bankrupt or insolvent, or files a petition seeking reorganisation, liquidation, dissolution, administration or similar relief under any present or future statute, law or regulation, or seeks consent to or acquiesces in the appointment of any trustee, receiver, liquidator, judicial manager or other similar officer of it or over any material part of its properties;

(e)	if any petition is filed against the Borrower or the Lender (other than by the other party to this Agreement in respect of the obligations under this

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Agreement) in any court or before any agency alleging the bankruptcy or insolvency of such party or seeking any reorganisation, arrangement, composition, re-adjustment, liquidation, dissolution, administration or similar relief under any present or future statute, law or regulation, or the appointment of a receiver, liquidator, trustee, judicial manager or other similar officer of it or over all or any material part of such party’s property, and such petition or appointment is not vacated or stayed within thirty (30) days;

(f)
in relation to the Borrower only, if the Borrower shall have been suspended or expelled from membership or participation in any securities exchange, clearing house or association or other self-regulatory organisation in Singapore or if it is suspended from dealing in securities by any governmental agency in Singapore such that the Borrower’s ability to perform its obligations under this Agreement is adversely affected;

(g)	if any representation or warranty given or made or deemed to be made by either the Borrower or the Lender in this Agreement is or proves to have been untrue or inaccurate in any material respect; or

(h)	if any of the Underwriting Agreements is terminated in accordance with its terms, provided that in respect of an event mentioned in Clauses 8.1(a), 8.1(b) and 8.1(f) above in relation to a party, the non-defaulting party has served written notice on such defaulting party stating that such event shall be treated as an Event of Default for the purposes of this Agreement and such default is not cured within five (5) Business Days after the date of the notice.

8.2
If an Event of Default occurs in respect of the Lender, such Lender shall give notice in writing of the occurrence of the Event of Default to the Borrower forthwith and the Borrower shall re-deliver the Equivalent Securities, free from all Encumbrances, to the Lender in the manner contemplated by Clause 7.2.

8.3
If an Event of Default occurs in respect of the Borrower, the Borrower shall give notice in writing of the occurrence of the Event of Default to the Lender forthwith, and the Borrower shall as soon as reasonably practicable and in any event no later than four (4) Business Days following the date of the Event of Default re-deliver the Equivalent Securities, free from all Encumbrances, to the CDP account of the Lender. If the Borrower fails to do so, the Borrower shall pay the Lender damages equal to Market Value of the Equivalent Securities on the date such Event of Default occurs. Insofar as may be applicable, an Event of Default is deemed to occur on the date where the notice expires, if a notice is served, or else it is the specified termination date of the Loan.

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8.4
If the event referred to in Clause 8.1(h) above occurs, the Borrower shall re-deliver all Loan Securities received by the Borrower to the Lender, free from all Encumbrances, as soon as reasonably practicable and in any event no later than four (4) Business Days following the termination of any of the Underwriting Agreements.

9.	RECOGNITION OF THE U.S. SPECIAL RESOLUTION REGIMES

9.1
In the event that the Borrower becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Borrower of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

9.2
In the event that the Borrower or a BHC Act Affiliate of the Borrower becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Borrower are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States..

10.	NOTICE
Each and every communication under this Agreement shall be made by facsimile or otherwise in writing. Each communication or document to be delivered to any party shall be sent to that party at the facsimile number or address and marked for the attention of the person (if any), from time to time designated by that party for the purpose of this Agreement. The initial addresses and facsimile numbers of the parties are:

The Lender
KBS REIT Properties III LLC
Fax Number	:	949-417-6501
Address	:	800 Newport Center Drive, Suite 700 Newport Beach CA 92660
Attention	:	Charles J. Schreiber, Jr.
The Borrower

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Merrill Lynch (Singapore) Pte. Ltd.

Fax Number	:	65 6678 0130
Address	:	50 Collyer Quay #14-01 OUE Bayfront Singapore 049321
Attention	:	Martin Siah / Antonio Puna
In proving such service it shall be sufficient to prove that delivery by hand was made or that the envelope containing such notice or document was properly addressed and posted as prepaid ordinary mail or that the facsimile confirmation note indicates the transmission was successful.

11.	MISCELLANEOUS

11.1
This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and permitted assigns, except that none of the parties may, without the prior written consent of the other parties, assign any of their rights or obligations under this Agreement save for the Borrower, which may assign or delegate its rights and obligations under this Agreement to its affiliates.

11.2	This Agreement shall not be amended or cancelled (subject only to fulfilment of any obligations then outstanding) except by notice in writing signed by each of the parties.

11.3
If any provision of this Agreement is declared by any judicial or other competent authority to be void or otherwise unenforceable, that provision shall be severed from this Agreement and the remaining provisions of this Agreement shall remain in full force and effect. This Agreement shall, however, thereafter be amended by the parties in such reasonable manner so as to achieve, without illegality, the intention of the parties with respect to that severed provision.

11.4
Time shall be of the essence of this Agreement. The parties shall execute and do, and procure that all other necessary persons or companies (if any) execute and do, all such further deeds, assurances, acts and things as may be reasonably required to be done such that full effect may be given to this Agreement.

11.5
The Borrower’s right to borrow any Units and the Lender's obligations to lend any Units under this Agreement shall expire on the Termination Date and such expiry shall be without prejudice to other rights and obligations of the Borrower and the Lender hereunder.

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12.	REMEDIES

12.1
No delay or omission on the Lender's or the Borrower’s part in exercising any right, power, privilege or remedy hereunder shall impair such right, power, privilege or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power, privilege or remedy preclude any further exercise thereof or the exercise of any other right, power, privilege or remedy.

12.2
The rights, powers, privileges and remedies herein provided are cumulative and not exclusive of any rights, powers, privileges or remedies provided by law. All remedies hereunder shall survive the termination of the Loan, re-delivery of Equivalent Securities and termination of this Agreement.

13.	RIGHTS OF THIRD PARTIES
Save as expressly provided for in this Agreement, a person who is not a party to this Agreement shall have no rights under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore, to enforce any of its terms but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

14.	COUNTERPARTS
This Agreement may be entered into in any number of counterparts and by the parties on separate counterparts, each of which when so executed and delivered shall be deemed an original, and all the counterparts shall together constitute one and the same instrument.

15.	GOVERNING LAW AND JURISDICTION

15.1	This Agreement is governed by, and shall be construed in accordance with Singapore law.

15.2
The parties agree that the courts of Singapore are to have non-exclusive jurisdiction to settle any dispute (including claims for set-off and counter claims) which may arise in connection with the creation, validity, effect, interpretation, or performance of, or of legal relationships established by, this Agreement or otherwise arising in connection with this Agreement and for such purposes irrevocably submit to the non-exclusive jurisdiction of the Singapore courts. All parties hereto irrevocably waive any objections to the non-exclusive jurisdiction of the Singapore courts.

15.3
The parties irrevocably agree that a judgment order of the Singapore courts in connection with this Agreement is to be conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

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IN WITNESS WHEREOF, this Agreement was entered into on the date first stated above.
LENDER
For and on behalf of KBS REIT Properties III, LLC

KBS REIT PROPERTIES III, LLC,
a Delaware limited liability company

By:	KBS LIMITED PARTNERSHIP III,
a Delaware limited partnership,
its sole member

By:	KBS REAL ESTATE INVESTMENT TRUST III, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

Endeavour – Unit Lending Agreement

BORROWER
For and on behalf of
MERRILL LYNCH (SINGAPORE) PTE. LTD.

By:	/s/ Siah Geok Wah

Name:	Siah Geok Wah

Title:	Managing Director

Endeavour – Signature page to Unit Lending Agreement